Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Third Quarter 2020 Financial Results

Revenue Above Top End of Guidance Range
Pending Acquisition of Chef Supports Long-Term Growth Strategy

BEDFORD, MA, September 29, 2020 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced financial results for its fiscal third quarter ended August 31, 2020, which are consistent with the preliminary results it announced on September 8, 2020.

Third Quarter 2020 Highlights:

•Revenue of $109.7 million increased 3% year-over-year on an actual and constant currency basis.
•Non-GAAP revenue of $110.9 million decreased 4% on an actual and constant currency basis.
•Operating margin was 30% and Non-GAAP operating margin was 42%.
•Diluted earnings per share was $0.53 compared to $0.30 in the same quarter last year, an increase of 77%.
•Non-GAAP diluted earnings per share was $0.78 compared to $0.75 in the same quarter last year, an increase of 4%.
•On September 8, 2020, we announced a definitive agreement to acquire Chef Software, a global leader in the growing Dev Ops and DevSecOps markets.

“I am very pleased with our financial and operating results in the third quarter.” said Yogesh Gupta, CEO at Progress. “We delivered results that were above the top end of our guidance range and raised our 2020 outlook for revenue and Non-GAAP earnings per share. Our success in Q3 was driven by the incredible work and dedication of our employees under the challenging circumstances created by the continuing COVID-19 crisis. In addition, we are excited about our pending acquisition of Chef, which demonstrates continued execution of our growth strategy, and our closing and integration plans are moving forward as planned.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	August 31, 2020	August 31, 2019	% Change	August 31, 2020	August 31, 2019	% Change
Revenue	$109,699	$106,716	3%	$110,882	$115,521	(4)%
Income from operations	$33,193	$15,960	108%	$47,117	$45,835	3%
Operating margin	30%	15%	100%	42%	40%	5%
Net income	$23,977	$13,557	77%	$35,605	$33,849	5%
Diluted earnings per share	$0.53	$0.30	77%	$0.78	$0.75	4%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$31,112	$26,766	16%	$30,101	$27,394	10%

Other fiscal third quarter 2020 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $230.1 million at the end of the quarter;
•DSO was 49 days compared to 53 days in the fiscal third quarter of 2019 and 47 days in the fiscal second quarter of 2020; and
•On September 22, 2020, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on December 15, 2020 to shareholders of record as of the close of business on December 1, 2020. This represents an increase of 6% to the Company's quarterly dividend.

Anthony Folger, CFO, said: “Our strong financial results for the third quarter were delivered against the backdrop of a major global pandemic, demonstrating the durability of our business model and disciplined approach to investing in our operations.

With more than $230 million in cash at the end of the quarter and a net leverage ratio of 0.3X, we are well positioned to continue to execute our strategy, support our core business and increase our quarterly dividend for the third straight year.”

2020 Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2020 and the fiscal fourth quarter ending November 30, 2020, which, in the case of the guidance for the fiscal year ending November 30, 2020, is consistent with the preliminary guidance it provided on September 8, 2020:

	Prior FY 2020 Guidance (June 25, 2020)		Updated FY 2020 Guidance (September 29, 2020)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$425 - $435	$433 - $443	$438 - $442	$452 - $456
Diluted earnings per share	$1.81 - $1.85	$2.82 - $2.86	$1.63 - $1.66	$2.94 - $2.97
Operating margin	27%	40%	24%	40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$129 - $139	$125 - $135	$138 - $143	$135 - $140
Effective tax rate	22%	21%	21%	20%

Q4 2020 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$119 - $123	$125 - $129
Diluted earnings per share	$0.26 - $0.29	$0.76 - $0.79

The expected economic impact of the COVID-19 crisis on our current 2020 business outlook is a reduction of approximately $8 to $11 million on GAAP and non-GAAP revenue, and an increase of approximately $0.03 to $0.05 on GAAP and non-GAAP earnings per share.

The expected contribution resulting from the acquisition of Chef on our current 2020 business outlook is approximately $5 to $7 million of GAAP revenue and $10 to $12 million of non-GAAP revenue, and a negative impact of $0.27 to $0.31 to GAAP earnings per share and $0.00 to $0.04 to non-GAAP earnings per share.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2020 business outlook compared to 2019 exchange rates is approximately $1.3 million on GAAP and non-GAAP revenue, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q4 2020 business outlook compared to 2019 exchange rates on GAAP and non-GAAP revenue is approximately $1.0 million. The expected impact on Q4 2020 earnings per share is not meaningful. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2020 at 5:00 p.m. ET on Tuesday, September 29, 2020. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 888-204-4368 or 323-994-2093, passcode 7969757. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, including our pending acquisition of Chef, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to consummate the proposed acquisition of Chef or to realize the expected synergies and benefits of the acquisition could negatively impact our future results of operations and financial condition; (10) The coronavirus disease (COVID-19) outbreak and the impact it could have on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Garo Toomajanian	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2020	August 31, 2019	% Change	August 31, 2020	August 31, 2019	% Change
Revenue:
Software licenses	$27,514	$30,686	(10)%	$77,806	$83,216	(7)%
Maintenance and services	82,185	76,030	8%	241,959	213,044	14%
Total revenue	109,699	106,716	3%	319,765	296,260	8%
Costs of revenue:
Cost of software licenses	1,103	1,204	(8)%	3,302	3,296	—%
Cost of maintenance and services	11,971	12,163	(2)%	35,607	32,182	11%
Amortization of acquired intangibles	1,664	7,458	(78)%	4,974	18,997	(74)%
Total costs of revenue	14,738	20,825	(29)%	43,883	54,475	(19)%
Gross profit	94,961	85,891	11%	275,882	241,785	14%
Operating expenses:
Sales and marketing	22,186	25,177	(12)%	68,100	72,332	(6)%
Product development	20,676	23,126	(11)%	64,117	64,704	(1)%
General and administrative	13,514	13,506	—%	38,702	38,445	1%
Amortization of acquired intangibles	4,176	7,068	(41)%	12,484	14,841	(16)%
Restructuring expenses	91	801	(89)%	1,826	3,993	(54)%
Acquisition-related expenses	1,125	253	345%	1,439	1,360	6%
Total operating expenses	61,768	69,931	(12)%	186,668	195,675	(5)%
Income from operations	33,193	15,960	108%	89,214	46,110	93%
Other expense, net	(2,962)	(3,718)	20%	(9,206)	(8,038)	(15)%
Income before income taxes	30,231	12,242	147%	80,008	38,072	110%
Provision for income taxes	6,254	(1,315)	(576)%	17,947	6,932	159%
Net income	$23,977	$13,557	77%	$62,061	$31,140	99%

Earnings per share:
Basic	$0.53	$0.30	77%	$1.38	$0.70	97%
Diluted	$0.53	$0.30	77%	$1.37	$0.69	99%
Weighted average shares outstanding:
Basic	45,036	44,716	1%	44,941	44,761	—%
Diluted	45,364	45,303	—%	45,382	45,292	—%

Cash dividends declared per common share	$0.165	$0.155	6%	$0.495	$0.465	6%
*Not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$322	$317	2%	$979	$811	21%
Sales and marketing	1,035	968	7%	3,195	3,205	—%
Product development	1,693	1,529	11%	5,518	5,393	2%
General and administrative	2,635	2,676	(2)%	7,667	8,002	(4)%
Total	$5,685	$5,490	4%	$17,359	$17,411	—%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2020	November 30, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$230,119	$173,685
Accounts receivable, net	60,463	72,820
Unbilled receivables and contract assets	13,967	10,880
Other current assets	15,657	27,280
Total current assets	320,206	284,665
Long-term unbilled receivables and contract assets	8,740	12,492
Property and equipment, net	28,111	29,765
Goodwill and intangible assets, net	513,798	532,216
Right-of-use lease assets	24,011	—
Other assets	24,602	22,133
Total assets	$919,468	$881,271
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$53,554	$72,674
Current portion of long-term debt, net	16,361	10,717
Short-term lease liability	6,271	—
Short-term deferred revenue	151,505	157,494
Total current liabilities	227,691	240,885
Long-term debt, net	271,261	284,002
Long-term lease liability	19,442	—
Long-term deferred revenue	19,851	19,752
Other long-term liabilities	13,057	6,350
Shareholders’ equity:
Common stock and additional paid-in capital	311,342	295,953
Retained earnings	56,824	34,329
Total shareholders’ equity	368,166	330,282
Total liabilities and shareholders’ equity	$919,468	$881,271

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2020	August 31, 2019	August 31, 2020	August 31, 2019
Cash flows from operating activities:
Net income	$23,977	$13,557	$62,061	$31,140
Depreciation and amortization	7,480	16,822	22,721	40,160
Stock-based compensation	5,685	5,490	17,359	17,411
Other non-cash adjustments	655	743	8,311	(5,695)
Changes in operating assets and liabilities	(6,685)	(9,846)	(8,367)	8,867
Net cash flows from operating activities	31,112	26,766	102,085	91,883
Capital expenditures	(1,662)	(750)	(3,419)	(1,830)
Issuances of common stock, net of repurchases	1,719	2,044	(10,973)	(18,653)
Dividend payments to shareholders	(7,452)	(6,933)	(22,358)	(20,819)
Payments for acquisitions, net of cash acquired	—	—	—	(225,298)
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	—	183,373
Proceeds from sale of property, plant and equipment, net	—	—	—	6,146
Payments of principal on long-term debt	(3,763)	(1,880)	(7,525)	(3,427)
Other	6,520	(2,403)	(1,376)	(5,491)
Net change in cash, cash equivalents and short-term investments	26,474	16,844	56,434	5,884
Cash, cash equivalents and short-term investments, beginning of period	203,645	128,553	173,685	139,513
Cash, cash equivalents and short-term investments, end of period	$230,119	$145,397	$230,119	$145,397

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - THIRD QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2020		August 31, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$109,699		$106,716
Acquisition-related revenue(1)	1,183		8,805
Non-GAAP revenue	$110,882	100%	$115,521	100%	(4)%

Adjusted income from operations:
GAAP income from operations	$33,193	30%	$15,960	15%
Amortization of acquired intangibles	5,840	5%	14,526	13%
Restructuring expenses and other	91	—%	801	1%
Stock-based compensation	5,685	5%	5,490	4%
Acquisition-related revenue(1) and expenses	2,308	2%	9,058	7%
Non-GAAP income from operations	$47,117	42%	$45,835	40%	3%

Adjusted net income:
GAAP net income	$23,977	22%	$13,557	13%
Amortization of acquired intangibles	5,840	5%	14,526	13%
Restructuring expenses and other	91	—%	801	1%
Stock-based compensation	5,685	5%	5,490	4%
Acquisition-related revenue(1) and expenses	2,308	2%	9,058	7%
Provision for income taxes	(2,296)	(2)%	(9,583)	(9)%
Non-GAAP net income	$35,605	32%	$33,849	29%	5%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.53		$0.30
Amortization of acquired intangibles	0.12		0.32
Restructuring expenses and other	—		0.02
Stock-based compensation	0.13		0.12
Acquisition-related revenue(1) and expenses	0.05		0.20
Provision for income taxes	(0.05)		(0.21)
Non-GAAP diluted earnings per share	$0.78		$0.75		4%

Non-GAAP weighted avg shares outstanding - diluted	45,364		45,303		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2020		August 31, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$319,765		$296,260
Acquisition-related revenue(1)	7,384		12,285
Non-GAAP revenue	$327,149	100%	$308,545	100%	6%

Adjusted income from operations:
GAAP income from operations	$89,214	28%	$46,110	16%
Amortization of acquired intangibles	17,458	5%	33,838	11%
Restructuring expenses and other	1,826	—%	3,969	1%
Stock-based compensation	17,359	5%	17,411	5%
Acquisition-related revenue(1) and expenses	8,823	3%	13,645	4%
Non-GAAP income from operations	$134,680	41%	$114,973	37%	17%

Adjusted net income:
GAAP net income	$62,061	19%	$31,140	11%
Amortization of acquired intangibles	17,458	5%	33,838	11%
Restructuring expenses and other	1,826	—%	3,969	1%
Stock-based compensation	17,359	5%	17,411	5%
Acquisition-related revenue(1) and expenses	8,823	3%	13,645	4%
Provision for income taxes	(8,563)	(2)%	(13,978)	(4)%
Non-GAAP net income	$98,964	30%	$86,025	28%	15%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.37		$0.69
Amortization of acquired intangibles	0.38		0.75
Restructuring expenses and other	0.04		0.09
Stock-based compensation	0.39		0.38
Acquisition-related revenue(1) and expenses	0.19		0.30
Provision for income taxes	(0.19)		(0.31)
Non-GAAP diluted earnings per share	$2.18		$1.90		15%

Non-GAAP weighted avg shares outstanding - diluted	45,382		45,292		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q3 2020	Q3 2019	% Change
Cash flows from operations	$31,112	$26,766	16%
Purchases of property and equipment	(1,662)	(750)	122%
Free cash flow	29,450	26,016	13%
Add back: restructuring payments	651	1,378	(53)%
Adjusted free cash flow	$30,101	$27,394	10%

Year to Date Adjusted Free Cash Flow

(In thousands)	YTD 2020	YTD Q3 2019	% Change
Cash flows from operations	$102,085	$91,883	11%
Purchases of property and equipment	(3,419)	(1,830)	87%
Free cash flow	98,666	90,053	10%
Add back: restructuring payments	3,131	2,135	47%
Adjusted free cash flow	$101,797	$92,188	10%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2019	November 30, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$413.3	$438.3	6%	$442.3	7%
Acquisition-related adjustments - revenue(1)	18.7	13.7	(27)%	13.7	(27)%
Non-GAAP revenue	$432.0	$452.0	5%	$456.0	6%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch and Progress’ Application Development and Deployment segment for Chef.

Fiscal Year 2020 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
GAAP income from operations	$105.8	$107.4
GAAP operating margins	24%	24%
Acquisition-related revenue	13.7	13.7
Acquisition-related expense	1.9	1.9
Restructuring expense	7.5	7.5
Stock-based compensation	23.4	23.4
Amortization of acquired intangibles	26.6	26.6
Total adjustments(2)	73.1	73.1
Non-GAAP income from operations	$178.9	$180.5
Non-GAAP operating margin	40%	40%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2020 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2020
(In millions, except per share data)	Low	High
GAAP net income	$74.2	$75.4
Adjustments (from previous table)	73.1	73.1
Income tax adjustment(3)	(13.7)	(13.7)
Non-GAAP net income	$133.6	$134.8

GAAP diluted earnings per share	$1.63	$1.66
Non-GAAP diluted earnings per share	$2.94	$2.97

Diluted weighted average shares outstanding	45.4	45.4

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and High, calculated as follows:
Non-GAAP income from operations	$178.9	$180.5
Other (expense) income	(11.9)	(11.9)
Non-GAAP income from continuing operations before income taxes	167.0	168.6
Non-GAAP net income	133.6	134.8
Tax provision	$33.4	$33.8
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
Cash flows from operations (GAAP)	$138	$143
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	4	4
Adjusted free cash flow (non-GAAP)	$135	$140

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2020 GUIDANCE
(Unaudited)

Q4 2020 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2019	November 30, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$117	$118.6	1%	$122.6	5%
Acquisition-related adjustments - revenue(1)	6.4	6.3	(2)%	6.3	(2)%
Non-GAAP revenue	$123.4	$124.9	1%	$128.9	4%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch and Progress’ Application Development and Deployment segment for Chef.

Q4 2020 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2020
	Low	High
GAAP diluted earnings per share	$0.26	$0.29
Acquisition-related revenue	0.14	0.14
Acquisition-related expense	0.01	0.01
Restructuring expense	0.13	0.13
Stock-based compensation	0.13	0.13
Amortization of acquired intangibles	0.20	0.20
Total adjustments(2)	0.61	0.61
Income tax adjustment	(0.11)	(0.11)
Non-GAAP diluted earnings per share	$0.76	$0.79
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.